Exhibit 99.1

Contacts:

Richard Surratt	Mark Trinske
Senior Vice President and Chief Financial Officer	Vice President, Investor Relations
(734) 997-4966	(734) 997-4910
richard.surratt@proquest.com	mark.trinske@proquest.com

PROQUEST PROVIDES PRELIMINARY RESTATEMENT ESTIMATES

FOR FISCAL 2004 AND FIRST NINE MONTHS OF FISCAL 2005

PROVIDES 2006 REVENUE AND EBIT GUIDANCE

Company Initiates Cost Reduction Measures and Commences Initial Exploration of Strategic Alternatives

ANN ARBOR, Mich., April 28, 2006 – ProQuest Company (NYSE: PQE), a publisher of information and education solutions, today announced preliminary findings from its ongoing accounting review and provided 2006 revenue and EBIT guidance. ProQuest also announced steps that it has taken in order to address the financial issues resulting from the restatement. These include the initiation of cost reduction measures focused on reducing headcount, capital expenditures and operating expenses, and establishment of a Special Committee of its Board to explore strategic alternatives to reduce debt and enhance value, including the potential sale of the company’s Business Solutions segment. The company is also in discussions with its lenders and note holders concerning an arrangement under which the lenders and note holders would temporarily waive the company’s existing default under its credit arrangements.

Accounting Restatement Update

ProQuest anticipates its accounting review will result in the restatement of previously reported earnings for fiscal years 2000 to 2004 and for the first three quarters of 2005. The accounting irregularities identified to date do not affect the company’s cash balances, the amounts invoiced to customers, cash receipts from customers, or disbursements to publishers and suppliers.

Preliminarily, the company expects to restate earnings from continuing operations by reducing previously reported pre-tax earnings by a total of $35 million to $45 million for the first three quarters of 2005 and by $45 million to $55 million for the full year 2004. Based upon information available to date, the company believes it will also restate earnings for fiscal years

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2000 through 2003. ProQuest currently estimates the aggregate reduction for these four years will be materially less than the total adjustment for 2004 and 2005. The company currently believes that financial results for fiscal year 1999 and prior will not be restated. The company’s accounting review is not complete and final results may deviate from current estimates.

As a result of the preliminary findings of the accounting review, the company is now conducting impairment testing of certain assets in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets and SFAS 142, Goodwill and Other Intangible Assets. The preliminary findings contained in this press release do not include any impact associated with the potential impairment of assets.

Separately, the company and its independent registered public accounting firm are reviewing accounting principles with respect to Information and Learning’s revenue recognition for certain one-time sales of published products. The preliminary findings contained in this press release do not include any impact associated with any potential change in revenue recognition policies. If a change to the accounting treatment for these one-time sales is necessary, it would have the effect of decreasing revenue and earnings for the period from fiscal 2002 to fiscal 2005. Revenue from these one-time sales between 2002 and 2005 was approximately $35 million. Any revenue that is impacted would be deferred and recognized in future periods.

The accounting irregularities that have been identified primarily affect ProQuest’s Information and Learning division. The results for the Voyager Expanded Learning business have been included in the segment results for the Information and Learning business unit since the first quarter 2005, and the accounting irregularities do not involve Voyager. While the company has made substantial progress on the restatement investigation, the review is ongoing and there can be no assurance additional issues will not be identified.

Company in Discussions with Lenders and Note Holders

As previously announced, as a result of the accounting adjustments the company will make, the company is not in compliance with certain covenants and representations contained in its revolving credit agreement and its private-placement debt. The company is in discussions with

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its revolving credit agreement lenders and private placement note holders to obtain waiver agreements and access to additional working capital. While the company is optimistic an agreement will be reached, there can be no assurance that this will occur. If the company is not able to negotiate those arrangements, it may not have access to sufficient working capital to meet its liquidity needs and its lenders and note holders may take steps to accelerate the repayment of debt.

Cost Reduction Initiatives

ProQuest has taken and will continue to take certain actions intended to reduce costs and return its Information and Learning segment to profitability. These include reductions in positions, operating expenses, and capital expenditures. The company currently estimates these measures will result in annualized pre-tax savings of approximately $10 million to $20 million per year starting in 2007 and beyond.

Exploration of Strategic Alternatives

The Board of Directors has determined that the company should explore strategic alternatives to reduce debt and enhance value. The Board of Directors has established a Special Committee to oversee this process. Initially, these efforts are expected to focus on a potential sale of or other transaction involving Business Solutions and the Committee has retained Allen & Company LLC as its financial advisor. However, there can be no assurance that the decision to explore strategic alternatives will result in any transaction or ultimately lead to increased value. The company undertakes no obligation to provide updates on this process.

Strategic Outlook

Alan Aldworth, ProQuest Company’s chairman and chief executive officer, said, “Our priorities are to improve our capital structure, reduce debt, and deliver value. We continue to believe that the markets in which we operate are sound, and that ProQuest has highly regarded products and services, strong customer demand and solid competitive positions. We recognize the financial challenges the company faces as a result of the ongoing accounting review, but we have confidence in the company’s future and are committed to overcoming these obstacles.”

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Continuing, Aldworth said, “We have already taken meaningful steps to reduce the cost structure and restore the profitability of our Information and Learning segment. We are confident of its potential, as well as the potential of our Voyager segment, to generate earnings and capitalize on growth opportunities in the education market. Business Solutions is also well established in its marketplace and continues to be a consistent performer with strong cash flow. However, Business Solutions is unique from our education segments, and given ProQuest’s current financial circumstances we believe the sale of Business Solutions may be in the best interests of the company. We expect that the business may be attractive to potential buyers with a structure and resource base to invest in its full potential.”

Change in Reported Business Segments

In order to better align ProQuest’s segment reporting with the way the company currently manages its businesses, it will report its financial results in three business segments for its quarterly and annual filings with the SEC starting with the fourth quarter 2005. The third segment will be formed by splitting the Information and Learning segment into the following two segments:

•	Voyager – which includes the acquired Voyager Expanded Learning business combined with the K-12 curriculum products (ExploreLearning and Learning Page) previously reported as part of the Information and Learning segment; and

•	Information and Learning – which includes Information and Learning’s higher education products, library products, and K-12 library products which were all previously reported in the Information and Learning segment.

The company’s Business Solutions segment will remain unchanged.

Unaudited Full Year 2005 Financial Results by Business Segment

All of the following financial results are ProQuest Company figures, and have not been reviewed or audited by the company’s independent registered public accounting firm. All comparisons are based upon preliminary restated amounts.

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Voyager

ProQuest acquired Voyager Expanded Learning on January 31, 2005, and ExploreLearning on February 25, 2005. For the year ended December 31, 2005, the Voyager segment, including 11 months of Voyager and the results of other K-12 curriculum products, had unaudited revenue of $98.2 million.

For the year ended December 31, 2005, the Voyager segment, including 11 months of Voyager and the results of other K-12 curriculum products, reported EBIT of $22.1 million. EBITDA for the period was $33.9 million.

Business Solutions

Business Solutions’ 2005 unaudited revenue was $183.0 million.

Business Solutions’ unaudited EBIT for 2005 was $49.2 million. EBITDA for the period was $54.9 million.

Information and Learning

ProQuest is continuing the accounting review of its Information and Learning segment.

Preliminary unaudited revenue for Information and Learning for 2005 was between $285 million and $290 million. On a pro forma basis, Information and Learning’s 2005 unaudited revenue would have been between $255 million and $260 million. These pro forma results show unaudited results as if the October 2005 divestiture of Information and Learning’s periodical microfilm business had occurred on January 2, 2005, the first day of the company’s fiscal year.

Based on the preliminary unaudited results of the accounting review, the company estimates that its Information and Learning segment will report an EBIT loss for fiscal year 2005. The company estimates that EBITDA for the period was between $45 million and $55 million.

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Corporate Expense, Net Interest Expense and Capital Expenditures

ProQuest unaudited corporate expense for fiscal year 2005 was $14.7 million. Corporate expense in 2005 reflected a one-time benefit of $1.5 million related to the discontinuance of the company post-retirement medical program. Unaudited net interest expense for the period was $32 million.

Unaudited total company capital expenditures for 2005 were between $60 million and $70 million. Of these amounts, the Business Solutions segment accounted for $3 million, the Voyager segment accounted for $9 million, and the Information and Learning segment accounted for the remainder.

All of the financial results contained in “Unaudited Full Year 2005 Financial Results by Business Segment,” are unaudited, preliminary and are subject to change, including potential impairment charges, prior to the filing of the company’s 2005 10-K.

2006 Outlook

ProQuest expects its full year 2006 financial results to be within the following ranges:

Voyager

The company expects full year 2006 revenue for the Voyager segment to be within a range of $120 million to $135 million. EBIT is anticipated to be within a range of $25 million to $35 million. The company anticipates Voyager’s depreciation and amortization expense to be approximately $15 million.

Business Solutions

The company expects full year 2006 revenue for the Business Solutions segment to be within a range of $185 million to $195 million. EBIT is anticipated to be within a range of $50 million to $55 million. The company anticipates Business Solutions’ depreciation and amortization expense to be approximately $7 million. The company anticipates that the increase in royalty payments under its new General Motors agreement, which will have a full year effect in 2007, will likely be offset by reduced expenses and revenue growth in other parts of Business Solutions.

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Information and Learning

The company expects full year 2006 revenue for the Information and Learning segment to be within a range of $235 million to $260 million, and anticipates that this segment will generate a minor EBIT loss for the fiscal year 2006. Information and Learning’s depreciation and amortization expense is expected to be about $50 million. If it is determined that the accounting treatment for certain one-time sales of published products should be changed as discussed earlier in this release, the company would further adjust Information and Learning’s revenue and earnings outlook in 2006. Given the effect of cost reduction and other initiatives currently underway, the company anticipates that Information and Learning will generate positive EBIT in 2007.

Corporate, Net Interest Expense and Capital Expenditures

The company expects corporate expense in 2006 to be approximately $39 million. Included in this amount is option expense of approximately $5 million in accordance with SFAS 123R, Share-Based Payment, as well as one-time legal, accounting, and other costs associated with the restatement which are estimated to be between $11 million and $12 million. The company anticipates interest expense in 2006 of approximately $42 million resulting from higher debt balances, and higher interest rates under the terms of its pending agreement with its lenders.

Capital expenditures for 2006 are currently anticipated in the range of $60 million to $65 million, of which Business Solutions accounts for $7 million, Voyager accounts for $6 million and Information and Learning accounts for the remainder.

Basis of Presentation

The unaudited preliminary financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization and discontinued operations. Reconciliations of non-GAAP amounts to the company’s unaudited preliminary GAAP results are attached as Appendix A to this release, and can also be found on the ProQuest Company website at www.proquestcompany.com.

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Earnings from continuing operations before interest and income taxes (EBIT), which excludes interest, income taxes and discontinued operations, is a key metric used by ProQuest Company to assess the performance of its business segments. EBIT and EBITDA provide useful information about how ProQuest Company’s management assesses the company’s ability to fund working capital items and capital expenditures as well as service and comply with the terms of its debt agreements. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through three business segments: Voyager, Information and Learning and Business Solutions. Our Voyager segment is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world’s automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: the company’s ability to successfully conclude the review of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, the outcome of the company’s and the Audit Committee’s continuing investigation of the accounting errors, increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business, including K-12 and higher education, and automotive,

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the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.

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APPENDIX A

PROQUEST COMPANY AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(In Millions)

Reconciliations of non-GAAP measures to preliminary, unaudited GAAP measures:

These results are preliminary and subject to change based on results of the ongoing investigation.

EBITDA & EBIT

	Year Ended December 31, 2005
	Voyager	Business Solutions	Information and Learning (1)	Corp./Other	Total
EBITDA	$33.9	$54.9	$45.0 -$55.0	$(14.4)	$119.4 -$129.4
Less: Depreciation & amortization	(11.8)	(5.7)	(64.0)	(0.3)	(81.8)

EBIT (2)	$22.1	$49.2	$(19.0) -$(9.0)	$(14.7)	$37.6 -$47.6

Less: Net interest expense					(32.0)

Earnings from continuing operations before income taxes					$5.6 - $15.6

(1)	Information and Learning EBIT and EBITDA include a $6.4 million loss on the sale of assets related to the October 2005 sale of the periodical microfilm business.
(2)	EBIT is defined as earnings from continuing operations before interest and income taxes.